Exhibit A

JOINT FILING STATEMENT

I, the undersigned, hereby express my agreement that the attached Schedule 13D (and any amendments thereto) relating to the Common Stock of Clovis Oncology, Inc. is filed on behalf of each of the undersigned.

Date: July 16, 2013

ABERDARE VENTURES IV, L.P.

By its General Partner, Aberdare GP IV, L.L.C.

By:	/s/ Paul H. Klingenstein
Paul H. Klingenstein
Manager

ABERDARE PARTNERS IV, L.P.
By its General Partner, Aberdare GP IV, L.L.C.

By:	/s/ Paul H. Klingenstein

Paul H. Klingenstein
Manager

ABERDARE GP IV, L.L.C.

By:	/s/ Paul H. Klingenstein

Paul H. Klingenstein
Manager

/s/ Paul H. Klingenstein

Paul H. Klingenstein